Exhibit 15.1

May 5, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2011 on our review of interim financial information of NSTAR for the three-month periods ended March 31, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-155779 and 333-162401), Form S-4 (No. 333-78285) and on Form S-8 (Nos. 333-142595, 333-160263, and 333-87272).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP